Exhibit 10.5

December 17, 2020

Marquee Raine Acquisition Corp.

65 East 55th Street, 24th Floor

New York, NY 10022

Re:    Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Marquee Raine Acquisition Corp., a Cayman Islands exempted company (the “Company”) and Credit Suisse Securities (USA) LLC, as representative (the “Representative”) of the underwriter listed on Schedule I thereto (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fourth of one redeemable warrant, each whole warrant exercisable for one Class A Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.    If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all shares beneficially owned by the undersigned, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.    In the event that the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the

Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by the undersigned. However, if the undersigned has acquired IPO Shares in or after the IPO, the undersigned will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company does not complete a Business Combination within the time period set forth in the Charter. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.    It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the Sponsor. The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

4.    There will be no restrictions on payments made to the undersigned, including, but not limited to, the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Payments to insiders.” However, prior to the completion of the Business Combination, the Company shall not make any payments to the undersigned from the funds in the Trust Account.

5.    (a) The undersigned agrees that the Founder Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement or herein) (the “Lockup”) until the earlier to occur of: (1) one year after the completion of a Business Combination or (2) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Company’s initial Business Combination, the Founder Shares will be released from the Lockup.

(b)    Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representative pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, any other Units, Class A Ordinary Shares, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The provisions of this paragraph will not apply (i) to the transfer of Founder Shares to any independent director appointed or elected to the Company’s board of directors before or after the IPO or (ii) if the release or waiver is effected solely to permit a transfer not for consideration and, in each case the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(c)    The undersigned agrees that until the Company completes an initial Business Combination, the undersigned’s Private Placement Warrants will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the undersigned’s Private Placement Warrants.

(d)    Notwithstanding the provisions set forth in paragraphs 5(a) and (c), transfers, assignments and sales by the undersigned of the Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, to Marquee Raine Acquisition Sponsor LP, a Cayman Islands exempted limited partnership (the “Sponsor”), any members or partners of the Sponsor or its affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Class A Ordinary Shares, as applicable, were originally purchased; (vi) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (vii) to the Company for no value for cancellation in connection with the completion of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

(e)    The undersigned acknowledges and agrees that if, in order to complete any Business Combination, the holders of Founder Shares or Private Placement Warrants are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company or transfer any such securities to third parties, the undersigned will contribute back to the capital of the Company or transfer to such third parties, at no cost, a proportionate number of Founder Shares or Private Placement Warrants, as applicable, pro rata with the other holders of Founder Shares or Private Placement Warrants, as applicable.

6.    (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, and subject to any existing or future fiduciary or contractual obligations the undersigned might have, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account); provided that such target business is expressly presented to the undersigned solely in his or her capacity as a director or officer of the Company and is an opportunity that the Company is able to complete on a reasonable basis.

(b)    The undersigned hereby agrees and acknowledges that (i) each of the Underwriter and the Company would be irreparably injured in the event of a breach of the obligations under paragraph 6(a) above, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.    The undersigned agrees to be a director or officer of the Company, as applicable, until the earlier of the completion by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. In the event of the removal or resignation of the undersigned as a director or officer (as applicable), the undersigned agrees that he or she will not, prior to the completion of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of the undersigned or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a potential target of the Company that is not generally known by persons outside of the Company, the Sponsor or their respective affiliates. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

(a)    He or she is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)    He or she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)    He or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.    The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this Letter Agreement and to serve as a director or officer of the Company, as applicable.

9.    The undersigned hereby waives any right to exercise redemption rights with respect to any of the Company’s ordinary shares owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares or IPO Shares, and agrees not to seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any shareholder vote to approve (x) a Business Combination or (y) an amendment to the Charter that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Class A Ordinary Shares if the Company has not completed a Business Combination within 24 months from the closing of the IPO.

10.    The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article 49.7 of the Charter prior to the completion of a Business Combination unless the Company provides public shareholders with the opportunity to redeem their Class A Ordinary Shares upon such approval in accordance with such Article 49.7 thereof.

11.    This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12.    As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers and directors, and the sponsor of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean all of the Class B ordinary shares of the Company, par value $0.0001 per share, acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Class A Ordinary Shares issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-250997) filed with the SEC, as amended.

13.    This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.    The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15.    This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement to be effective as of the date first set forth above.

By:
Name of Insider

Acknowledged and Agreed: MARQUEE RAINE ACQUISITION CORP.

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By:
Name:
Title:

[Signature Page to Letter Agreement]

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Not Part of Form of Letter Agreement

***

The following officers, directors and affiliates of the Company separately executed the foregoing Form of Letter Agreement on December 17, 2020:

Marquee Raine Acquisition Sponsor LP

Crane H. Kenney

Brett Varsov

Alexander D. Sugarman

Joseph Beyrouty

Evan Ellsworth

Jason Sondag

Thomas Ricketts

Brandon Gardner

Thomas Freston

Assia Grazioli-Venier

Matthew Maloney

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